Exhibit 99.1

Par Pacific Appoints Jerry Stumbo Executive Vice President, Refining and Logistics

Richard Creamer to Retire in April 2027; Will Serve as Senior Advisor Through the Transition

HOUSTON, September 28, 2026 – Par Pacific Holdings, Inc. (NYSE and NYSE Texas: PARR) (“Par Pacific” or the “Company”) today announced that Jerry Stumbo has joined the Company as Executive Vice President, Refining and Logistics, effective September 28, 2026. Stumbo succeeds Richard Creamer, who will serve as Senior Advisor until his planned retirement on April 1, 2027.

“Richard has been instrumental in building the refining and logistics organization we have today,” said William Monteleone, President and Chief Executive Officer of Par Pacific. “His deep refining expertise, thoughtful and direct leadership, and commitment to our employees shaped our culture and drove the performance and growth of our refining system, including the acquisition and integration of Par Montana. We are fortunate to have his counsel through the transition, and we are grateful for his contributions to Par Pacific and our success.”

Monteleone continued, “Jerry is a proven refining leader with nearly three decades of operating experience and a record of improving safety, reliability, environmental performance, and financial results. He is a visible, field-oriented leader who builds trust and accountability, which is exactly what this next chapter requires. We have a strong platform and real opportunity to continue to improve our reliability, efficiency, and commercial execution, and Jerry is the right leader to help us capture it.”

Stumbo joins Par Pacific from Valero Energy, where he most recently served as Vice President and General Manager of the Port Arthur, Texas Refinery. He led Valero’s largest refinery and one of North America’s most complex refining facilities, with approximately 435,000 barrels per day of throughput capacity and 850 employees.

Stumbo previously led Valero’s St. Charles, Louisiana Refinery for seven years. During his tenure, the refinery earned Valero’s Chairman’s Safety Award four times. He also led the organization through Hurricane Ida and the COVID-19 pandemic and completed major capital investments, including the expansion of the Diamond Green Diesel renewable fuels facility. Earlier in his career, Stumbo held operations leadership roles at Valero’s Benicia, California Refinery and the Phillips 66 Santa Maria, California Refinery, following engineering and operations roles with ConocoPhillips at its San Francisco, California Refinery and Ponca City, Oklahoma Technology Center. Stumbo holds bachelor’s degrees in chemical engineering and psychology from Oklahoma State University.

“Par Pacific operates in markets where execution matters, and this team has built a differentiated refining and logistics system,” said Stumbo. “I have spent my career in the field, alongside the people who run these assets safely and reliably every day. Richard and his team have built something strong here, and I am looking forward to building on the team’s success.”

About Par Pacific

Par Pacific Holdings, Inc. (NYSE and NYSE Texas: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. More information is available at www.parpacific.com.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the leadership transition described in this news release.

Forward-looking statements are subject to certain risks, trends and uncertainties, such as the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports

on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this news release. Except as required by applicable law, the Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

Ashimi Patel Vitter

VP, Investor Relations & Sustainability (832) 916-3355

apatel@parpacific.com